                                                                     EXHIBIT 3.1


                            CERTIFICATE OF SECRETARY

                                       OF

                        ADVANTAGE LEARNING SYSTEMS, INC.


                  The undersigned, Steven A. Schmidt, on behalf of Advantage Learning Systems, Inc., a Wisconsin corporation (the "Corporation"), hereby certifies that he is the duly elected and acting Secretary of the Corporation and certifies that attached hereto as Exhibit A is a true and correct copy of an Amendment to the Amended and Restated By-Laws of Advantage Learning Systems, Inc. that was adopted by the Board of Directors of the Corporation on April 19, 2000.


                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 3rd day of May, 2000.



                                           /s/ Steven A. Schmidt
                                           ---------------------
                                           Steven A. Schmidt,
                                           Secretary



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                                    EXHIBIT A


                    Amendment to Amended and Restated By-Laws

                  "RESOLVED, that Sections 2.4, 2.10 and 3.10 of the Corporation's Amended and Restated By-Laws shall be amended to read as follows:

                           SECTION 2.4. Notice of Meeting. The Corporation shall
                  notify shareholders of the date, time and place of each annual and special shareholders' meeting. Notice of a special meeting shall include a description of each purpose for which the meeting is called. Notice of all meetings need be given only to shareholders entitled to vote, unless otherwise required by the Wisconsin Business Corporation Law, and shall be given not less than ten nor more than sixty days before the meeting date. The Corporation may give notice in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service, or by other electronic means. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Written notice, which includes notice by electronic transmission, shall be deemed to be effective at the earlier of (i) receipt, (ii) mailing, but only if mailed postpaid and addressed to the shareholder's address shown in the Corporation's current record of shareholders or (iii) when electronically transmitted to the shareholder in a manner authorized by the shareholder. The Corporation may give oral notice and such oral notice shall be deemed to be effective when communicated. Notice by newspaper, radio, television or other form of public broadcast communication shall be deemed to be effective on the date of publication or broadcast.

                           SECTION 2.10. Proxies. A shareholder entitled to vote
                  at a meeting of shareholders, or to express consent or dissent in writing to any corporate action without a meeting of shareholders, may authorize another person to act for the shareholder by appointing the person as proxy. A shareholder, or the shareholder's duly authorized attorney-in-fact, may appoint a person as proxy (i) by signing, or causing the shareholder's signature to be affixed to, an appointment form by any reasonable means, including, but not limited to, by facsimile signature, or (ii) by transmitting, or authorizing the transmission of, an electronic transmission of appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy. An appointment of proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the Inspector of Election or the officer or agent of the


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


                  Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is expressly provided in the appointment.

                           SECTION 3.10. Notice; Waiver. Notice of meetings,
                  except for regular meetings, shall be given at least five days previously thereto and shall state the date, time and place of the meeting of the Board of Directors or committee. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or committee need be specified in the notice of such meeting. Notice may be communicated in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service, or by other electronic means. Written notice, which includes notice by electronic transmission, is effective at the earliest of the following:
                  (1) when received; (2) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) two days after it is deposited with a private carrier; or (4) when electronically transmitted. Oral notice is deemed effective when communicated.

                           A director may waive any notice required by the
                  Wisconsin Business Corporation Law, the Articles of Incorporation or the By-Laws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the Corporation. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting or promptly upon such director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting."


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

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                        ADVANTAGE LEARNING SYSTEMS, INC.


                               ARTICLE I. OFFICES

                  SECTION 1.1. Principal and Other Offices. The principal office of the Corporation shall be located at any place either within or outside the State of Wisconsin as designated in the Corporation's most current Annual Report filed with the Wisconsin Secretary of State. The Corporation may have such other offices, either within or outside the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                  SECTION 1.2. Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may, but need not, be the same as any of its places of business. The registered office may be changed from time to time.

                  SECTION 1.3. Registered Agent. The registered agent of the Corporation required by the Wisconsin Business Corporation Law to maintain a business office in the State of Wisconsin may, but need not, be an officer or employee of the Corporation. The registered agent may be changed from time to time.


                            ARTICLE II. SHAREHOLDERS

                  SECTION 2.1. Annual Meeting. The annual meeting of shareholders shall be held on the first Tuesday in May of each year at 10:00 a.m. (local time) or at such other date and time as shall be fixed by, or at the direction of, the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may have been properly brought before the meeting in compliance with the provisions of Section 2.5. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day.

                  SECTION 2.2. Special Meetings. Except as otherwise required by applicable law, special meetings of shareholders of the Corporation may only be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or by not less than a majority of the Board of Directors; provided, however, that the Corporation shall hold a special meeting of shareholders of the Corporation if a signed and dated written demand or demands by the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting is delivered to the Corporation as required under the Wisconsin Business Corporation Law, which demand or demands must describe one or more purposes for which the shareholders demand a meeting be called, and the shareholders demanding the meeting pay to the Corporation, or make satisfactory arrangements with the Corporation for payment of, the Corporation's anticipated costs of holding the meeting, including the costs of printing and mailing any proxy materials. Only business within the purpose described in the notice required by Section 2.4 may be conducted at a special shareholders' meeting.

                  SECTION 2.3. Place of Meeting. The Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President may designate any place, within or outside the State of Wisconsin, as the place of meeting for the annual meeting or for any special meeting. If no designation is made the place of meeting shall be the principal office of the Corporation, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

                  SECTION 2.4. Notice of Meeting. The Corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting. Notice of a special meeting shall include a description of each purpose for which the meeting is called. Notice of all meetings need be given only to shareholders entitled to vote, unless otherwise required by the Wisconsin Business Corporation Law, and shall be given not less than ten nor more than sixty days before the meeting date. The Corporation may give notice in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service, or by other electronic means. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Written notice, which includes notice by electronic transmission, shall be deemed to be effective at the earlier of (i) receipt, (ii) mailing, but only if mailed postpaid and addressed to the shareholder's address shown in the Corporation's current record of shareholders or (iii) when electronically transmitted to the shareholder in a manner authorized by the shareholder. The Corporation may give oral notice and such oral notice shall be deemed to be effective when communicated. Notice by newspaper, radio, television or other form of public broadcast communication shall be deemed to be effective on the date of publication or broadcast.

                  SECTION 2.5. Advance Notice Shareholder-Proposed Business at Annual Meeting. At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any amendment or supplement thereto) given in accordance with Section 2.4, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, or the President, or
(c) otherwise properly brought before the meeting by a shareholder. In addition to any other requirements under applicable law, the Articles of Incorporation or the By-Laws for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be received at the principal office of the Corporation, not less than 120 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) the text of


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such proposal or a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, (iv) any interest of the shareholder in such business, (v) a representation that the person sending the notice is a shareholder of record and will remain such through the record date for the meeting, and (vi) a representation that such shareholder intends to appear in person or by proxy at such meeting to move for the consideration of the business set forth in the notice. In addition, any such shareholder shall be required to provide such further information as may be requested by the Corporation in order to comply with federal and state securities laws, and rules and regulations thereunder. The Corporation may require evidence by any person giving notice under this Section 2.5 that such person is a bona fide beneficial owner of the Corporation's shares.

                  Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.5; provided, however, that nothing in this Section 2.5 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

                  The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.5, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  SECTION 2.6. Procedure for Nomination of Directors. Only persons nominated in accordance with all of the procedures set forth in the Corporation's Articles of Incorporation and By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or persons appointed by the Board, or by any shareholder of the Corporation entitled to vote for election of directors at the meeting who complies with all of the notice procedures set forth in this Section 2.6.

                  Nominations other than those made by or at the direction of the Board of Directors or any nominating committee or person appointed by the Board shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder's request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the Secretary of the Corporation at the Corporation's principal office (i) with respect to an election held at an annual meeting of shareholders, not less than 120 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year, or (ii) with respect to an election held at a special meeting of shareholders for the election of directors, not less than the close of business on the eighth day following the date of the earlier of public announcement or notice of such meeting. To be in proper written form, such shareholder's notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence


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address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (iv) such other information relating to such person as would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and any successor to such Regulation; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder, (iii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (iv) a representation that the person sending the notice is a shareholder of record and will remain such through the record date for the meeting. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or the shareholder to nominate the proposed nominee. The presiding officer at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures or other requirements prescribed by the Corporation's Articles of Incorporation and By-Laws; and if he or she should so determine, such presiding officer shall so declare to the meeting and the defective nomination(s) shall be disregarded.

                  SECTION 2.7. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

                           (a) With respect to an annual shareholders meeting or any special shareholders meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these By-Laws to call a meeting, the day before the first notice is mailed to shareholders;

                           (b) With respect to a special shareholders meeting demanded by the shareholders, the date the first shareholder signs the demand;

                           (c) With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend; and

                           (d) With respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution.


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                  SECTION 2.8. Voting Lists. After fixing a record date for a meeting, the Corporation, shall prepare a list of the names of all its shareholders who are entitled to notice of a shareholders meeting. The list shall be arranged by class or series of shares and show the address of and the number of shares held by each shareholder. The shareholders list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting. The list shall be available at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. Subject to the provisions of the Wisconsin Business Corporation Law, a shareholder or his or her agent or attorney may, on written demand, inspect and copy the list during regular business hours at his or her expense, during the period that it is available for inspection. The Corporation shall make the shareholders list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders list shall not affect the validity of any action taken at such meeting.

                  SECTION 2.9. Shareholder Quorum and Voting Requirements. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation, By-Laws adopted under authority granted in the Articles of Incorporation or the Wisconsin Business Corporation Law provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

                  If the Articles of Incorporation or the Wisconsin Business Corporation Law provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

                  Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is deemed present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting to the extent provided in Section 2.14.

                  If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, the By-Laws or the Wisconsin Business Corporation Law require a greater number of affirmative votes; provided, however, that for purposes of electing directors, unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. For purposes of electing directors, (i) a "plurality" means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election, and (ii) votes against a candidate are not given legal effect and are not counted as votes cast in an election of directors.


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                  SECTION 2.10. Proxies. A shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent in writing to any corporate action without a meeting of shareholders, may authorize another person to act for the shareholder by appointing the person as proxy. A shareholder, or the shareholder's duly authorized attorney-in-fact, may appoint a person as proxy (i) by signing, or causing the shareholder's signature to be affixed to, an appointment form by any reasonable means, including, but not limited to, by facsimile signature, or (ii) by transmitting, or authorizing the transmission of, an electronic transmission of appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy. An appointment of proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the Inspector of Election or the officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is expressly provided in the appointment.

                  SECTION 2.11. Voting of Shares. Unless otherwise provided in the Articles of Incorporation or the Wisconsin Business Corporation Law, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

                  No shares in the Corporation held by another corporation may be voted if the Corporation owns, directly or indirectly, a sufficient number of shares entitled to elect a majority of the directors of such other corporation; provided, however, that the Corporation shall not be limited in its power to vote any shares, including its own shares, held by it in a fiduciary capacity.

                  SECTION 2.12. Voting Shares Owned by the Corporation. Shares of the Corporation belonging to it shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares held by this Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

                  SECTION 2.13. Acceptance of Instruments Showing Shareholder Action.

                       (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

                       (b) If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

                              (1) the shareholder is an entity, within the
                  meaning of the Wisconsin Business Corporation Law, and the name signed purports to be that of an officer or agent of the entity;



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                                    (2) the name signed purports to be that of a
                  personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the Corporation or its agent requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment;

                                    (3) the name signed purports to be that of a
                  receiver or trustee in bankruptcy of the shareholder and, if the Corporation or its agent requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment;

                                    (4) the name signed purports to be that of a
                  pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation or its agent requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment; or

                                    (5) two or more persons are the shareholder
                  as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

                           (c) The Corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                  SECTION 2.14. Adjournments. An annual or special meeting of shareholders may be adjourned at any time, including after action on one or more matters, by a majority of shares represented, even if less than a quorum. The meeting may be adjourned for any purpose, including, but not limited to, allowing additional time to solicit votes on one or more matters, to disseminate additional information to shareholders or to count votes. Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the initial meeting.

                           (a) Quorum. Once a share is represented for any purpose at the original meeting, other than for the purpose of objecting to holding the meeting or transacting business at a meeting, it is considered present for purposes of determining if a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                           (b) Record Date. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in Section 2.7, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.



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                           (c) Notice. Unless a new record date for an adjourned
         meeting is or must be fixed pursuant to Section 2.14(b), the Corporation is not required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment.

                  SECTION 2.15. Polling. In the sole discretion of the presiding officer of an annual or special meeting of shareholders, polls may be closed at any time after commencement of any annual or special meeting. When there are several matters to be considered at a meeting, the polls may remain open during the meeting as to any or all matters to be considered, as the presiding officer may declare. Polls will remain open as to matters to be considered at any adjournment of the meeting unless the presiding officer declares otherwise. At the sole discretion of the presiding officer, the polls may remain open after adjournment of a meeting for not more than 72 hours for the purpose of collecting proxies and counting votes. All votes submitted prior to the announcement of the results of the balloting shall be valid and counted. The results of balloting shall be final and binding after announcement of such results.

                  SECTION 2.16. Waiver of Notice by Shareholders. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or the By-Laws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under any applicable provisions of the Wisconsin Business Corporation Law, except that the time and place of the meeting need not be stated, and be delivered to the Corporation for inclusion in the Corporation's records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to the holding of the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                  SECTION 2.17. Unanimous Consent without Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting only by unanimous written consent or consents signed by all of the shareholders of the Corporation and delivered to the Corporation for inclusion in the Corporation's records. Such consent must describe the action taken and must be delivered to the corporation for inclusion in the corporate records. The record date for determining shareholders entitled to take action under this section is the date that the first shareholder signs the consent. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.


                         ARTICLE III. BOARD OF DIRECTORS

                  SECTION 3.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitations set forth in the Articles of Incorporation.



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


             SECTION 3.2. Number, Tenure, Qualifications and Term.

                           (a) Number. Except as otherwise provided in the Articles of Incorporation, the number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, voting separately as a series pursuant to the provisions of the Articles of Incorporation) shall be not less than one
         (1) nor more than fifteen (15) directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors then in office.

                           (b) Tenure. A director shall hold office until the next annual meeting following his or her election and until his or her successor shall be duly elected and shall qualify.

                           (c) Qualifications. A director need not be a resident of the state of Wisconsin or a shareholder of the Corporation except if required by the Articles of Incorporation. The Board of Directors, at its discretion, may establish any qualifications for directors, which qualifications, if any, shall only be applied for determining qualifications of a nominee for director as of the date of the meeting at which such nominee is to be elected or appointed.

                           (d) Term. The term of office of each director shall be one year.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto. Directors so elected shall not be divided into classes unless expressly provided by such Articles, and during the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in Section 3.2(a).

                  SECTION 3.3. Removal. Exclusive of directors, if any, elected by the holders of one or more classes of Preferred Stock, no director of the Corporation may be removed from office except for Cause and by the affirmative vote of a majority of the outstanding shares of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose. As used in this
Section 3.3, the term "Cause" shall mean solely malfeasance arising from the performance of a director's duties which has a materially adverse effect on the business of the Corporation.

                  SECTION 3.4. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board or to the Corporation (which shall be directed to the Secretary). Such resignation is effective when the notice is delivered unless the notice specifies a later effective date.

                  SECTION 3.5. Vacancies. Exclusive of a vacancy in directors, if any, elected by the holders of one or more series of Preferred Stock, any vacancy on the Board of Directors, however caused, including, without limitation, any vacancy resulting from an increase in the number of directors, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office until the next annual meeting following his or her election and until his or her successor shall be elected and shall qualify. A vacancy that will occur at a specific later date may be filed before the vacancy occurs, but the new director will not take office until the vacancy occurs.

                  SECTION 3.6. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors fixed by Section 3.2(a) then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall consist of two or more members of the Board of Directors. Unless otherwise provided by the Board of Directors, members of the committee shall serve at the pleasure of the Board of Directors. Each committee may exercise those aspects of the authority of the Board of Directors which are within the scope of the committee's assigned responsibilities or which the Board of Directors otherwise confers upon such committee; provided, however, a committee may not do any of the following:

                    (a) authorize distributions;

                    (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires be approved by shareholders;

                    (c) fill vacancies on the Board of Directors or, unless the Board of Directors has specifically granted authority to the committee, its committees;

                    (d) amend the Articles of Incorporation pursuant to the authority of directors to do so granted by the Wisconsin Business Corporation Law;

                    (e) adopt, amend, or repeal by-laws;

                    (f) approve a plan of merger not requiring shareholder approval;

                    (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

                    (h) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation, including without limitation the President and any Vice President) to do so within limits prescribed by the Board of Directors.

Except as required or limited by the Articles of Incorporation, the By-Laws, the Wisconsin Business Corporation Law, or resolution of the Board of Directors, each committee shall be authorized to fix its own rules governing the conduct of its activities. Each committee shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

                  SECTION 3.7. Compensation. Except as provided in the Articles of Incorporation, the Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of directors.

                  SECTION 3.8. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session thereof. A regular meeting of a committee, if any, shall be at such date, place, either within or outside the State of Wisconsin, and time as such committee determines. Other regular meetings of the Board of Directors shall be held at such dates, times and places, either within or outside the State of Wisconsin, as the Board of Directors may provide by resolution, which resolution shall constitute exclusive notice of such meeting.

                  SECTION 3.9. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or a majority of the members of the Board of Directors. Special meetings of a committee may be called by or at the request of the Chairman of a committee or a majority of the committee members. The person or persons authorized to call special meetings of the Board of Directors or a committee may fix any date, time and place, either within or outside the State of Wisconsin, for any special meeting of the Board of Directors or committee called by them.

                  SECTION 3.10. Notice; Waiver. Notice of meetings, except for regular meetings, shall be given at least five days previously thereto and shall state the date, time and place of the meeting of the Board of Directors or committee. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or committee need be specified in the notice of such meeting. Notice may be communicated in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service, or by other electronic means. Written notice, which includes notice by electronic transmission, is effective at the earliest of the following: (1) when received; (2) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) two days after it is deposited with a private carrier; or (4) when electronically transmitted. Oral notice is deemed effective when communicated.

                  A director may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or the By-Laws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the Corporation. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting or promptly upon such director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                  SECTION 3.11. Quorum; Voting. Unless otherwise provided in the Articles of Incorporation or the Wisconsin Business Corporation Law, a majority of the number of directors fixed by Section 3.2(a) or appointed by the Board of Directors to a committee shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or committee; provided, however, that even though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise provided in the Articles of Incorporation, the By-Laws or the Wisconsin Business Corporation Law, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors or committee.

                  SECTION 3.12. Presumption of Assent. A director of the Corporation who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken is deemed to have assented to the action taken unless (i) such director objects at the beginning of the meeting or promptly upon arrival to holding the meeting or transacting business at the meeting, (ii) such director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director's dissent or abstention from the action taken, (iii) such director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation (directed to the Secretary) immediately after adjournment of the meeting, or (iv) such director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention from the action taken and the director delivers to the Corporation (directed to the Secretary) a written notice of that failure promptly after receiving the minutes. A director who votes in favor of action taken may not dissent or abstain from that action.

                  SECTION 3.13. Informal Action Without Meeting. Any action required or permitted by the Articles of Incorporation, the By-Laws or the Wisconsin Business Corporation Law to be taken by the Board of Directors or a committee at a meeting may be taken without a meeting if the action is taken by all of the directors or committee members then in office. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation. Any such consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section has the effect of a unanimous vote taken at a meeting at which all directors were present, and may be described as such in any document.

                  SECTION 3.14. Telephonic or Other Meetings. Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting of the Board of Directors or any committee thereof by, or conduct the meeting through the use of, any means of communication by which (i) all directors participating may simultaneously hear each other during the meeting, (ii) all communication during the meeting is immediately transmitted to each participating director, and (iii) each participating director is able to immediately send messages to all other participating directors. If the meeting is to be conducted through the use of any such means of communication all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by this means is deemed to be present in person at the meeting. Notwithstanding the foregoing, the Chairman of the

Board, or other presiding officer, shall, at any time, have the authority to deem any business or resolution not appropriate for meetings held pursuant to this Section 3.14.

                              ARTICLE IV. OFFICERS

                  SECTION 4.1. Number. The principal officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, any number of whom may be designated as Senior Executive Vice President, Executive Vice President or Senior Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Until such time as the Board of Directors shall deem it desirable to elect a Chairman of the Board such office may remain vacant, and while such office is vacant, the powers and duties of the Chairman of the Board shall vest in and be performed by the Chief Executive Officer of the Corporation. Such other officers as may be deemed necessary may be elected or appointed by the Board of Directors. Such other assistant officers as may be deemed necessary may be appointed by the Board of Directors, the Chief Executive Officer or the President for such term as is specified in the appointment. The same natural person may simultaneously hold more than one office in the Corporation.

                  SECTION 4.2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

                  SECTION 4.3. Resignation and Removal. An officer may resign at any time by delivering notice to the corporation (directed to the Secretary). The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. If a resignation is effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor may not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause and notwithstanding the contract rights, if any, of the officer removed. The Board of Directors, the Chief Executive Officer or the President may remove any assistant officer who was appointed by the Board, the Chief Executive Officer or the President. The appointment of an officer or assistant officer does not itself create contract rights.

                  SECTION 4.4. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any assistant office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors, the Chief Executive Officer or the President.

                  SECTION 4.5. Chairman of the Board. The Chairman of the Board shall preside at all annual and special meetings of shareholders and all regular and special meetings of the Board of Directors, shall advise and counsel with the Chief Executive Officer and shall be responsible for the administration and management of the areas of the business and affairs of the Corporation assigned to him or her from time to time by the Board of Directors.

                  SECTION 4.6. Vice Chairman of the Board. The Vice Chairman of the Board shall advise and counsel with the Chief Executive Officer and shall be responsible for the administration and management of the areas of the business and affairs of the Corporation assigned to him or her from time to time by the Board of Directors.

                  SECTION 4.7. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision and control of the business and affairs of the Corporation and its officers. The Chief Executive Officer shall have the authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as the Chief Executive Officer deems necessary, prescribe their powers, duties and compensation, and delegate authority to them. Such agents and employees shall hold offices at the discretion of the Chief Executive Officer. The Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business or which shall be authorized by the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law or the Board of Directors, the Chief Executive Officer may authorize any other officer or agent of the Corporation to sign, execute and acknowledge such documents in his or her place and stead. In general, the Chief Executive Officer shall have all authority and perform all duties incident to the office of the chief executive offices and such other duties as may be prescribed by the Board of Directors from time to time.

                  SECTION 4.8 President. In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers and duties of the Chief Executive Officer. In addition, the President shall be responsible for the administration and management of the areas of the business and affairs of the Corporation assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

                  SECTION 4.9. Vice Presidents. One or more of the Vice Presidents may be designated as Senior Executive Vice President, Executive Vice President or Senior Vice President. In the absence of the President or in this event of his or her death, inability or refusal to act, the Vice Presidents in the order designated at the time of their election, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the Corporation. Any Vice President shall perform such other duties as are incident to the office of Vice President or as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

                  SECTION 4.10. Secretary. The Secretary shall: (i) keep the minutes of the shareholders and Board of Directors meetings in one or more books provided for that purpose, (ii) see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law, (iii) be custodian of the Corporation's records and of the seal of the Corporation, (iv) see that the seal of the Corporation is affixed to all appropriate documents the execution of which on behalf of the Corporation under its seal is duly authorized, (v) keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder, and (vi) perform all duties incident to the office of Secretary and such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

                  SECTION 4.11. Treasurer. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation, (ii) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation, and (iii) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Board of Directors, the Chief Executive Officer or the President.

                  SECTION 4.12. Assistant Secretaries and Assistant Treasurers. An Assistant Secretary, if any, when authorized by the Board of Directors, may sign with the Chief Executive Officer, the President or any Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. An Assistant Treasurer, if any, shall, if required by the Board of Directors, give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Board of Directors, the Chief Executive Officer, the President, the Secretary or the Treasurer, respectively.

                  SECTION 4.13. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee authorized by the Board to fix the same, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation or a member of such committee.


           ARTICLE V. CONTRACTS; VOTING OF STOCK IN OTHER CORPORATIONS

                  SECTION 5.1. Contracts. The Board of Directors may authorize any officer or officers, committee, or any agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

                  SECTION 5.2. Voting of Stock in Other Corporations. The Board of Directors by resolution shall from time to time designate one or more persons to vote all stock held by this Corporation in any other corporation or entity, may designate such persons in the alternative and may empower them to execute proxies to vote in their stead. In the absence of any such designation by the Board of Directors, the President shall be authorized to vote any stock held by the Corporation or execute proxies to vote such stock.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

                  SECTION 6.1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by, or under the authority of a resolution of, the Board of Directors, which shall be consistent with the requirements of the Wisconsin Business Corporation Law. Such certificates shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary. The validity of a share certificate is not affected if a person who signed the certificate no longer holds office when the certificate is issued. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors or its designee may prescribe.

                  SECTION 6.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, except as otherwise required by the Wisconsin Business Corporation Law.

                  SECTION 6.3. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation, including the appointment or designation of one or more stock transfer agents and one or more stock registrars.


                     ARTICLE VII. INDEMNIFICATION; INSURANCE

                  SECTION 7.1. Indemnity of Directors, Officers, Employees and Designated Agents.

                           (a) Definitions to Indemnification and Insurance Provisions.

                                    (1) "Director, Officer, Employee or Agent"
                  means any of the following: (i) a natural person who is or was a director, officer, employee or agent of the Corporation;
                  (ii) a natural person who, while a director, officer, employee or agent of the Corporation, is or was serving either pursuant to the Corporation's specific request or as a result of the nature of such person's duties to the Corporation as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise; (iii) a natural person who, while a director, officer, employee or agent of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan; or (iv) unless the context requires otherwise, the estate or personal representative of a director, officer, employee or agent. Notwithstanding the foregoing, an agent falls within the foregoing definition only upon resolution of the Board of Directors or committee appointed thereby that such agent shall be entitled to the indemnification provided herein.

                                    (2) "Expenses" means all reasonable fees,
                  costs, charges, disbursements, attorneys' fees and any other expenses incurred in connection with a Proceeding.

                                    (3) "Liability" means the obligation to pay
                  a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, the agreement to pay any amount in settlement of a Proceeding (whether or not approved by a court order), and reasonable expenses and interest related to the foregoing.

                                    (4) "Party" means a natural person who was
                  or is, or who is threatened to be made, a named defendant or respondent in a Proceeding.

                                    (5) "Proceeding" means any threatened,
                  pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal (including but not limited to any act or failure to act alleged or determined to have been negligent, to have violated the Employee Retirement Income Security Act of 1974, or to have violated Section 180.0833 of the Wisconsin Statutes, or any successor thereto, regarding improper dividends, distributions of assets, purchases of shares of the Corporation, or loans to officers), which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person or entity.

                           (b) Indemnification of Officers, Directors, Employees and Agents.

                                    (1) The Corporation shall indemnify a
                  Director, Officer, Employee or Agent to the extent he or she has been successful on the merits or otherwise in the defense of any Proceeding, for all reasonable Expenses incurred in the Proceeding if the Director, Officer, Employee or Agent was a Party because he or she is a Director, Officer, Employee or Agent of the Corporation.

                                    (2) In cases not included under subsection
                  (1), the Corporation shall indemnify a Director, Officer, Employee or Agent against Liability and Expenses incurred in a Proceeding to which the Director, Officer, Employee or Agent was a

                  Party because he or she is a Director, Officer, Employee or Agent of the Corporation, unless it is determined by final judicial adjudication that such person breached or failed to perform a duty such person owed to the Corporation and the breach or failure constitutes any of the following:

                                            (i) A willful failure to deal fairly
                           with the Corporation or its shareholders in connection with a matter in which the Director, Officer, Employee or Agent has a material conflict of interest;

                                            (ii) A violation of criminal law,
                           unless the Director, Officer, Employee or Agent had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

                                            (iii) A transaction from which the
                           Director, Officer, Employee or Agent derived an improper personal profit; or

                                            (iv) Willful misconduct.

                                    (3) Indemnification under this Section 7.1
                  is not required to the extent the Director, Officer, Employee or Agent has previously received indemnification or allowance of expenses from any person or entity, including the Corporation, in connection with the same Proceeding.

                                    (4) Indemnification required under
                  subsection (b) (1) shall be made within 10 days of receipt of a written demand for indemnification. Indemnification required under subsection (b) (2) shall be made within 30 days of receipt of a written demand for indemnification.

                                    (5) Upon written request by a Director,
                  Officer, Employee or Agent who is a Party to a Proceeding, the Corporation shall pay or reimburse his or her reasonable Expenses as incurred if the Director, Officer, Employee or Agent provides the Corporation with all of the following:

                                            (i) A written affirmation of his or
                           her good faith belief that he or she is entitled to indemnification under Section 7.1; and

                                            (ii) A written undertaking, executed
                           personally or on his or her behalf, to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under Section 7.1(b)(2) is prohibited. The undertaking under this subsection shall be accepted without reference to the ability of the Director, Officer, Employee or Agent to repay the allowance. The undertaking shall be unsecured.

                           (c) Determination that Indemnification is Proper.

                                    (1) Unless provided otherwise by a written
                  agreement between the Director, Officer, Employee or Agent and the Corporation, determination of whether indemnification is required under subsection (b) shall be made by one of the following methods, which in the case of a Director or Officer seeking indemnification shall be selected by such Director or
                  Officer: (i) by a majority vote of a quorum of the Board of Directors consisting of directors who are not at the time Parties to the same or related Proceedings or, if a quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the Board of Directors (which appointment by the Board may be made by directors who are parties to the Proceeding) consisting solely of two or more directors who are not at the time parties to the same or related Proceedings, (ii) by independent legal counsel selected by a quorum of the Board of Directors or its committee constituted as required under (i) above or, if unable to obtain such a quorum or constitute such committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related Proceedings,
                  (iii) by a panel of three arbitrators consisting of (a) one arbitrator selected by a quorum of the Board of Directors or its committee constituted as required under (i), above, or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related Proceedings, (b) one arbitrator selected by the director or officer seeking indemnification and (c) one arbitrator selected by the other two arbitrators, (iv) by an affirmative vote of shareholders as provided under Section 2.9, except that shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination, or (v) by a court of competent jurisdiction as permitted under the Wisconsin Business Corporation Law; provided, however, that with respect to any additional right to indemnification permissible under the Wisconsin Business Corporation Law and granted by the Corporation, the determination of whether such additional right of indemnification is required shall be made by any method permissible under the Wisconsin Business Corporation Law, as such methods may be limited by the grant of such additional right to indemnification. The termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself create a presumption that indemnification of the Director, Officer, Employee or Agent is not required under this Article.

                                    (2) A Director, Officer, Employee or Agent
                  who seeks indemnification under this Section 7.1 shall make a written request to the Corporation. As a further pre-condition to any right to receive indemnification, the writing shall contain a declaration that the Corporation shall have the right to exercise all rights and remedies available to such Director, Officer, Employee or Agent against any other person, corporation, foreign corporation, partnership, joint venture, trust or other enterprise, arising out of, or related to, the Proceeding which resulted in the Liability and the Expense for which such Director, Officer, Employee


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                  or Agent is seeking indemnification, and that the Director,
                  Officer, Employee or Agent is hereby deemed to have assigned to the Corporation all such rights and remedies.

                           (d) Severability. The provisions of this Section 7.1 shall not apply in any circumstance where a court of competent jurisdiction determines that indemnification would be invalid as against public policy, but such provisions shall not apply only to the extent that they are invalid as against public policy and shall otherwise remain in full force and effect.

                           (e) Limitation or Expansion of Indemnification. The right to indemnification under this Section 7.1 may be limited or reduced only by subsequent affirmative vote of not less than two-thirds of the Corporation's outstanding shares entitled to vote on such matters. Any limitation or reduction in the right to indemnification may only be prospective from the date of such vote. The Board of Directors, however, shall have the authority to expand the indemnification permitted under this Section 7.1 to the fullest extent permissible under the Wisconsin Business Corporation Law as in effect on the date of any such resolution with or without further amendment to this Section 7.1.

                  SECTION 7.2. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is a Director, Officer, Employee or Agent against any Liability asserted against or incurred by the individual in any such capacity or arising out of his or her status as such, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual under Section 7.1.


                            ARTICLE VIII. AMENDMENTS

                  SECTION 8.1. Amendment by the Board of Directors. The By-Laws of the Corporation may be amended or repealed by the Board of Directors unless any of the following apply:

                           (a) The Articles of Incorporation, the particular by-law or the Wisconsin Business Corporation Law reserve this power exclusively to the shareholders in whole or part;

                           (b) The shareholders in adopting, amending, or repealing a particular by-law provide expressly within the by-law that the Board of Directors may not amend, repeal or readopt that by-law; or

                           (c) The by-law fixes a greater or lower quorum requirement or greater voting requirement for the Board of Directors, unless the shareholders in adopting or amending such by-law provide expressly within the by-law that it may be amended or repealed by a specified vote of the Board of Directors.


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The Corporation's By-Laws may be amended, altered, or repealed, and new By-Laws may be enacted, only by the affirmative vote of not less than a majority of the entire Board of Directors then in office. Action by the Board of Directors to adopt or amend a by-law that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, except where a different voting requirement is specified as provided in Section 8.1(c). A by-law that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise provided in the Wisconsin Business Corporation Law may not be adopted, amended or repealed by the Board of Directors.

                  SECTION 8.2. Amendment by the Corporation's Shareholders. The Corporation's shareholders may amend or repeal the Corporation's By-Laws or adopt new by-laws even though the Board of Directors may also amend or repeal the Corporation's By-Laws or adopt new by-laws. The Corporation's By-Laws may be amended, altered or repealed, and new By-Laws may be enacted, only by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose and by the affirmative vote of the holders of not less than two-thirds of the shares of each class or series, if any, entitled to vote thereon at such meeting. The adoption or amendment of a by-law that adds, changes or deletes a greater or lower quorum requirement or a greater voting requirement for shareholders or the Board of Directors must meet the same quorum and voting requirement then in effect.

                  SECTION 8.3. Implied Amendments. Any action taken or authorized by the Board of Directors or by the shareholders which would be inconsistent with the By-Laws then in effect but which is taken or authorized by affirmative vote of not less than the number of directors or the shares required to amend the By-Laws so that the By-Laws would be consistent with such action shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.


                           ARTICLE IX. CORPORATE SEAL

                  SECTION 9.1. Corporate Seal. The Board of Directors may provide for a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the Corporation, Wisconsin as the state of incorporation, and the words "Corporate Seal." Any instrument executed in the corporate name by the proper officers of the Corporation under any seal, including the words "Seal," "Corporate Seal" or similar designation, is sealed even though the corporate seal is not used.


                          ARTICLE X. EMERGENCY BY-LAWS

                  SECTION 10.1. Emergency By-Laws. Unless the Articles of Incorporation provide otherwise, the following provisions of this Article X shall be effective during an "Emergency,"


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

which is defined as a catastrophic event that prevents a quorum of the Corporation's directors from being readily assembled.

                  SECTION 10.2. Notice of Board Meetings. During an Emergency, any one member of the Board of Directors or any one of the following officers:
Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, any Vice-President, Secretary or Treasurer, may call a meeting of the Board of Directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication or radio. Such notice shall be given at least six hours prior to commencement of the meeting.

                  SECTION 10.3. Temporary Directors and Quorum. One or more officers of the Corporation present at the Emergency meeting of the Board of Directors, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum (as determined by Section 3.11) of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

                  SECTION 10.4. Actions Permitted To Be Taken. The Board of Directors as constituted in Section 10.3, and after notice as set forth in
Section 10.2 may:

                           (a) Officers' Powers. Prescribe emergency powers to any officers of the Corporation;

                           (b) Delegation of Any Power. Delegate to any officer or director, any of the powers of the Board of Directors;

                           (c) Lines of Succession. Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

                           (d) Relocate Principal Place of Business. Relocate the principal place of business, or designate successive or simultaneous principal places of business; and

                           (e) All Other Action. Take any and all other action, convenient, helpful, or necessary to carry on the business of the Corporation.

Corporate action taken in good faith in accordance with the emergency by-laws binds the Corporation and may not be used to impose liability on any of the Corporation's directors, officers, employees or agents.



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